Exhibit 99.B6(e)


                       [PBHG FUND DISTRIBUTORS LETTERHEAD]



                     BANK ACTING AS AGENT FOR ITS CUSTOMERS
            Agreement Relating to Shares of PBHG Advisor Funds, Inc.


     PBHG Fund Distributors is the exclusive national distributor of Class A, Class B and Class I shares (the "Shares") of each of the portfolios (the "Funds") of PBHG Advisor Funds, Inc. (the "Company"). As exclusive agent for the Company, we are offering to make available the Shares for purchase by your customers on the following terms:

     1. In all sales of Shares you shall act as agent for your customers, and in no transaction shall you have any authority to act as agent for the Company, any Fund or for us.

     2. The customers in question are, for all purposes, your customers and not customers of PBHG Fund Distributors in receiving orders from your customers who purchase Shares. PBHG Fund Distributors is not soliciting such customers and, therefore, has no responsibility for determining whether Shares are suitable investments for such customers.

     3. In all cases in which you place orders with us for the purchase of Shares (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities;
(d) each such transaction is initiated solely upon the order of the customer; and (e) each such transaction is for the account of the customer and not for your account.

     4. Orders received from you will be accepted by us only at the public offering price applicable to each order, as established by the then current Registration Statement of the appropriate Fund, subject to the discounts (defined below) provided in such Registration Statement. Following receipt from you of any order to purchase Shares for the account of a customer, we shall confirm such order to you in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

     5. Members of the general public, including your customers, may purchase Shares only at the public offering price determined in the manner described in the current Registration Statement of the appropriate Fund. With respect to Class A Shares which are being sold with a sales charge (i.e., the "Load Funds"), you will be allowed to retain an agency fee or concession from the public offering price provided in such Load Funds' current Registration Statement. With respect to the Class B Shares and certain large purchases of Class A Shares which are being sold with a contingent deferred sales charge (the "CDSC Funds"), you will be paid an agency fee or concession as disclosed in the then current prospectus. With respect to the Class I Shares which are being sold without a sales charge or a contingent deferred sales charge (i.e., the "No-Load Funds"), you will not be allowed to retain any commission or concession. All agency fees or concessions set forth in any of the Load Funds' or CDSC Funds' Registration Statement are subject to change without notice by us and will comply with any changes in regulatory requirements.

     6. The table of sales charges and discounts set forth in the current Registration Statement for the Class A Shares are applicable to all purchases made at any one time by any "purchaser," as defined in the current Registration Statement. For this purpose, a purchaser may aggregate concurrent purchases of Class A Shares of any of the Funds.

     7. Reduced sales charges may also be available as a result of quantity discounts, rights of accumulation or letters of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Registration Statement. In such case, your discount will be based upon such reduced sales charge; however, in the case of a letter of intent signed by your customer, an adjustment to a higher discount will thereafter be made to reflect actual purchases by your customer if he should fail to fulfill his letter of intent. You agree to advise us promptly as to the amounts of any sales made by you to your customers qualifying for reduced sales charges. If you fail to so advise us of any letter of intent signed by your customer or of any right of accumulation available to such customer of which such customer has made you aware, you will be liable to us for the return of any discount plus interest thereon.

     8. By accepting this Agreement you agree:

        (a)  that you will purchase Shares only from us;

        (b) that you will purchase Shares from us only to cover purchase orders already received from your customers; and

        (c) that you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholdings.

     9. We will not accept from you a conditional order for Shares on any basis.

     10. Payment for Shares ordered from us shall be in the form of a wire transfer or a cashiers check mailed to us. Payment shall be made within three
(3) business days after our acceptance of the order placed on behalf of your customer. Payment shall be equal to the public offering price less the discount retained by you hereunder.

     11. If payment is not received within [ten (10)] business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell Shares to the Fund at the then prevailing net asset value. In this event you agree to be responsible for any loss resulting to the Fund from the failure to make payment as aforesaid.

     12. Shares sold hereunder shall be available only in book-entry form on the books of the Funds' Transfer Agent.

     13. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Registration Statement and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Registration Statement. You agree that you will not make Shares available to your customers except under circumstances that will result in compliance with the applicable Federal and State Securities and Banking Laws and that you will not furnish to any person any information contained in the then current Registration Statement or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund.

     14. Sales and exchanges of Shares may only be made in those states and jurisdictions where Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sales, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction not identified by us as a state or jurisdiction in which such Shares are so registered or qualified. We agree to indemnify you for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction identified by us as a state or jurisdiction in which Shares are so registered or qualified.

     15. You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions.

     16. All sales will be made subject to our receipt of Shares from the Company. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares and, upon notice to change the sales charge or discount or to modify, cancel or change the terms of this Agreement. You agree that any order to purchase Shares placed by you after any notice of amendment to this Agreement has been sent to you shall constitute your agreement to any such agreement.

     17. The names of your customers shall remain your sole property and shall not be used by us for any purpose except for servicing and information mailings in the normal course of business to Fund Shareholders.

     18. Your acceptance of this Agreement constitutes a representation that you are a "Bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to engage in the transactions to be performed hereunder.

     19. Any notice to us or to you shall be duly given if mailed or telegraphed to us or to you, as the case may be, at the address specified below or to such other address as either of us shall have designated in writing to the other. This Agreement shall be construed on accordance with the laws of the Commonwealth of Pennsylvania.

     20. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any trustee, shareholder, officer, employee or agent of the Distributor individually or personally, but are binding only upon the assets and property of the Distributor and that the trustees, shareholders, officers, employees and agents of the Distributor shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.


                                            PBHG FUND DISTRIBUTORS


Date:                                       By:
      ----------------------------              -------------------------------


The undersigned agrees to abide by the foregoing terms and conditions.


Date:                                       By:
      ----------------------------              -------------------------------
                                                Signature


                                                -------------------------------
                                                Print Name                Title


                                                -------------------------------
                                                Bank's Name


                                                -------------------------------
                                                Address


                                                -------------------------------
                                                City         State          Zip


            Please sign both copies and return one copy of each to:

                             PBHG Fund Distributors
                               825 Duportail Road
                                 Wayne, PA 19087